SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2005

ADSERO CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-31040	65-0602729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 N. Nobel Street, Sainte Julie, Quebec (Address of principal executive offices)	J3E 1Z8 (Zip Code)

(450) 922-5689

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agency Agreement

On July 21, 2005 we entered into an Agency Agreement with Loewen, Ondaatje, McCutcheon Limited (“LOM”) pursuant to which we offered and sold through LOM, as placement agent, (the “Agent”) 1,707,000 subscription receipts (the “Subscription Receipts”) at a price of $.75 per Subscription Receipt or $1,280,250 in the aggregate. The offering was made to non-US persons in reliance on Regulation S under the Securities Act of 1933 as amended. Each Subscription Receipt will be automatically exercised, without payment of any additional consideration, at the Automatic Exercise Date, as defined below, into, subject to adjustment, a unit (the “Units”) consisting of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”). Each Unit Warrant entitles the holder to purchase an additional share of our common stock (the “Warrant Shares”) at a price of $1.25 per share during the 30 month period that commenced on July 21, 2005.

The offer of the Subscription Receipts was made subject to satisfaction of certain conditions (the “Qualification Conditions”). Failure to meet the Qualification Conditions by the Qualification Date, as defined below, results in each Subscription Receipt being exercised into 1.5 Units. The Qualification Date is defined as the earlier of (i) December 31, 2005; or (ii) the date ten business days following the date by which both (a) a receipt (the “Receipt”) for the final prospectus of ours that qualifies the Units and Agent’s Warrants, as such term is defined below, for issuance in Canada has been obtained by us from the securities commissions or securities regulatory authorities in those Canadian provinces where purchasers of the Subscription Receipts reside and (b) a registration statement under the Securities Act of 1933, as amended, (the Registration Statement”) has become effective for registering the resale of the Unit Shares, Unit Warrants (including those underlying the Agent’s Warrants, as defined below), and the Warrant Shares issuable upon exercise of the Unit Warrants.

The Qualification Conditions are defined in the Agency Agreement as (i) our having obtained a Receipt for the Prospectus, and the Registration Statement having become effective for registering the resale of the Unit Shares, Unit Warrants (including those underlying the Agent’s Warrants, as defined below) and the Warrant Shares issuable upon exercise of the Unit Warrants; and (ii) the shares of our common stock having been listed for trading on the Toronto Stock Exchange.

Pursuant to the Agency Agreement, we paid the Agent a commission of $89,618 which is equal to 7% of the gross aggregate offering proceeds and issued to the Agent 119,490 broker warrants (the “Broker Warrants”) which is equal to 7% of the number of Subscription Receipts sold. Each Broker Warrant will be automatically exercised, without payment of any consideration, at the Automatic Exercise Date, as defined below, into, subject to adjustment, one agent’s warrant (the Agent’s Warrant”). Each Agent’s Warrant entitles the holder, subject to adjustment and the terms and condition set forth in the Agent’s Warrant certificate, to purchase from us one Unit at a price of $.75 per Unit during the 30 month period that commenced July 21, 2005. If the

Qualification Conditions haven’t been satisfied by the Automatic Exercise Date, as defined below, then each Broker Warrant will be automatically exercised at the Automatic Exercise Date into 1.5 Agent’s Warrants.

For purposes of the Agency Agreement, the Automatic Exercise Date means the earlier of (i) December 31, 2005; (ii) the closing date in respect of the Prospectus and the Registration Statement; and (iii) the Qualification Date.

Lock Up Agreements

Pursuant to the Agency Agreement, our officers and directors entered into 180 day lock up agreements whereby they agreed not to directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any financial instruments or securities convertible into, exercisable or exchangeable for, or that represent the right to receive shares of our common stock or similar securities now owned directly or indirectly by them or under their control or direction or with respect to which they have beneficial ownership, or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of their securities or agree to do any of the forgoing or publicly announce any intention to do the foregoing. Pursuant to the Agency Agreement, Manchester Consolidated Corp., a principal shareholder, entered into a 30 day lock up agreement on similar terms to those discussed above.

Share Purchase Agreement with Turbon AG

As previously announced, effective June 22, 2005 we entered into a Share Purchase Agreement (the “Agreement”) with Turbon AG (“Turbon”) pursuant to which we agreed to purchase 400,000 Turbon shares from Turbon’s treasury at a purchase price of $14 per share or an aggregate of $5,600,000 (the “Purchase Price”). On June 23, 2005 we paid Turbon $1,001,000 of the Purchase Price. The $4,599,000 balance of the Purchase Price was originally due on or before July 29, 2005. The parties have agreed to extend the due date to August 31, 2005.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02  REGISTERED SALES OF EQUITY SECURITIES

In connection with our July 21, 2005 Agency Agreement with Loewen, Ondaatje, McCutcheon Limited described in Item 1.01 hereof, and the related offering made thereunder in reliance on the exclusion from registration provided by Regulation S under the Securities Act of 1933, as amended, we issued the following securities:

(i)	1,707,000	Subscription Receipts
(ii)	119,490	Broker Warrants

For a detailed description of the forgoing securities and the securities into which they will be automatically exercised, reference is made to Item 1.01 hereof.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS	DESCRIPTION
4.1	Form of Subscription Receipt
4.2	Form of Broker Warrant
10.1	Agency Agreement, dated July 21, 2005 between Registrant and Loewen, Ondaatje, McCotcheon Limited
10.2	Form of Lock Up Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADSERO CORP.

Dated:	July 27, 2005	By:	/s/ William Smith
			Name:	William Smith
			Title:	Secretary, Treasurer,

Chief Financial Officer